EXHIBIT 3.2
                                                                     -----------


                                     BYLAWS

                                       OF
                              LP INNOVATIONS, INC.

                             (A Nevada Corporation)





            1. Articles of Incorporation and Bylaws
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            1.1 These Bylaws are subject to the Articles of Incorporation of the
Corporation. In these Bylaws, references to the Articles of Incorporation and Bylaws mean the provisions of the Articles of Incorporation and the Bylaws as are from time to time in effect.

            2. Offices
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            2.1 Registered Office. The registered office shall be in the City of
Reno, County of Washoe, State of Nevada.

            2.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

            3. Stockholders
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            3.1 Location of Meetings.  All meetings of the stockholders shall be held at such place either within or without the State of Nevada as shall be designated from time to time by the Board of Directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

            3.2 Annual Meeting. The annual meeting of stockholders shall be held for the election of directors on the second Tuesday in June in each year, unless that day is a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as



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shall be  designated  from  time to time by the  Board of  Directors.  Any other business as may be required or permitted by law or these Bylaws may properly come before the annual meeting.

            3.3 Special Meeting in Place of Annual Meeting. If the election for directors is not held on the day designated by these Bylaws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called and the purposes thereof shall be specified in the call as provided in Section 3.4.

            3.4 Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and signed by such natural person or persons as the directors may designate, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.



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            3.5  Special  Meetings.  Except  as  otherwise  required  by law and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

            3.6 Notice of Special Meeting. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, and signed by such natural person or persons as the directors may designate, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

            3.7 Stockholder List. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be



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produced  and kept at the time and place of the  meeting  during  the whole time thereof, and may be inspected by any stockholder who is present.

            3.8 Quorum of Stockholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, or by the Articles of Incorporation or by these Bylaws. Except as otherwise provided by law, no stockholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting.

            3.9 Adjournment. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            3.10 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after six months from its date unless such proxy provides for a longer period, which may not exceed any maximum period provided by law. Except as otherwise provided by law, a stockholder may revoke any proxy



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

which is not irrevocable by attending the meeting for which the proxy was given and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

            3.11 Inspectors. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make



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a report in writing of any challenge,  question or matter determined by them and execute a certificate of any fact found by them.

            3.12 Action by Vote. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide such question, except when a larger vote is required by law, by the Articles of Incorporation or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

            3.13 Action Without Meetings. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            3.14 Matters to be Considered at Annual Meetings. At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (for purposes of this Section 3.14 and Section 4.16 hereof, hereinafter referred to as an "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an



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

Annual Meeting, business must be: (a) specified in the notice of the Annual Meeting, (b) otherwise properly brought before the annual meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the Annual Meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 3.14.

            In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 3.14 to the Secretary of the Corporation and (ii) be present at such Annual Meeting, either in person or by a representative. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than seventy-five days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding Annual Meeting (for purposes of this Section 3.14 and Section 4.16 hereof, hereinafter referred to as the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the seventy-fifth day prior to the scheduled date of such Annual Meeting or (B) the fifteenth day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.



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

            For purposes of these Bylaws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to all stockholders of record of the Corporation at the time of the mailing of such letter or report.

            A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

            If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3.14 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 3.14 in any material respect, such proposal shall not be

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presented for action at the Annual Meeting in question.  If neither the Board of
Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 3.14. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3.14 or that the information provided in a stockholders notice does not satisfy the information requirements of this Section 3.14 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this
Section 3.14, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the Annual Meeting with respect to such proposal.

            Notwithstanding the foregoing provisions of this Section 3.14, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 3.14, and nothing in this Section 3.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation' s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            3.15 Inspection of Stockholder Consents. In the event of the delivery to the Corporation of the requisite written stockholder consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of such consents and revocations. For the purpose of permitting the inspectors to



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

perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation constitute at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            4. Directors
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            4.1 Number; Qualifications.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

            4.2 Election; Vacancies. The Board of Directors shall initially consist of persons elected as such by the incorporator. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to replace those directors whose terms then expire. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective, each director so appointed to



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

hold office during the remainder of the term of office of the resigning director or directors. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Articles of Incorporation or of these Bylaws as to the number of directors required for a quorum or for any vote or other actions.

            4.3 Tenure. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

            4.4 Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

            4.5 Committees. The Board of Directors may, by vote of a majority of the Board, (a) designate, change the membership of or terminate the existence of any committee or committees; (b) designate one or more persons as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Articles of Incorporation or by these Bylaws they are prohibited from so delegating. In the absence or



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disqualification of any member of such committee and his alternate,  if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. Each committee shall have the power to designate, engage, appoint or terminate any advisors to assist, advise and consult with such committee.

            4.6 Regular Meeting. Regular meetings of the Board of Directors may be held without call or notice at such place within or without the State of Nevada and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

            4.7 Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Nevada designated in the notice of the meeting, and may be called only by the Secretary upon the request of persons constituting a majority of the Board of Directors, reasonable notice thereof being given to each director by the Secretary.



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            4.8  Notice.  It shall be  reasonable  and  sufficient  notice  to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting, addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twelve hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting the lack of notice to him prior thereto or at its commencement. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

            4.9 Quorum. Except as may be otherwise provided by law, by the Articles of Incorporation or by these Bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

            4.10 Action by Vote. Except as may be otherwise provided by law, by the Articles of Incorporation or by these Bylaws, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the Board of Directors.

            4.11 Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of such




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committee.  Such  consent  shall be treated  for all  purposes as the act of the
Board or of such committee, as the case may be.

            4.12 Participation in Meetings by Conference Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

            4.13 Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

            4.14 Interested Directors and Officers.

                (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the

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

meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                    (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                    (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                    (3)  The  contract  or   transaction   is  fair  as  to  the
Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

            4.15 Resignation or Removal of Directors. Unless otherwise restricted by the Articles of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two thirds of a majority of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering his resignation in writing to the Chairman of the Board or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation so states. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

            4.16 Director Nominations. Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the directors then in office or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 4.16. Any stockholder who has complied with the timing, informational and other requirements set forth in this
Section 4.16 and who seeks to make such a nomination, or such stockholder's representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 4.16 shall be eligible for election as directors at an Annual Meeting.

            Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 4.16. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than seventy-five days nor more than one hundred twenty days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the seventy-fifth day prior to the scheduled date of such Annual Meeting or (ii) the fifteenth day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

            A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and
(iv) the consent of the nominee to serve as a director if elected. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder' s name and the name and address of other stockholders known by such stockholder to be supporting such nominee, (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder' s notice, and (iii) a description of all arrangements or understandings between such stockholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nomination are to be made by such stockholder.

            If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 4.16 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 4.l6 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 4.16, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 4.16 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 4.16 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 4.16, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the Annual Meeting with respect to such nominee.

            Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 4.16, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy-five days prior to the Anniversary Date, a stockholder's notice required by this Section 4.16 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the fifteenth day following the day on which such public announcement is first made by the Corporation.

            No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 4.16. Election of directors at an Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at an Annual Meeting in accordance with the procedures set forth in this Section 4.16 shall be provided for use at such Annual Meeting.

            5. Notices
               -------

            5.1 Form of Notice. Whenever, under the provisions of law, or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

            5.2 Waiver of Notice. Whenever notice is required to be given under the provisions of law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

            6. Officers and Agents
               -------------------

            6.1 Enumeration; Qualification. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Treasurer, a Secretary and such other officers, if any, as the Board of Directors from time to time may in its discretion elect or appoint including without limitation a Chief Executive Officer and/or one or more Vice Presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to secure the faithful performance of his duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine.

            6.2   Powers and Duties of the Officers.

                (a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders of the Corporation, shall generally supervise the affairs of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect, and shall have general supervision and direction of the other officers, employees and agents of the Corporation, subject to the control of the Board of Directors. The Chairman shall be ex officio a member of all committees of the Board of Directors except the Audit Committee, and shall have particular responsibility for supervision of the Corporation's investor relations, financial and legal affairs, and shall have such other powers and perform such other duties and functions as may from time to time be assigned by the Board of Directors.

                (b) President. The President of the Corporation shall be responsible for the general day-to-day management of the business of the Corporation. The President shall from time to time make such reports of the affairs and operations of the Corporation as the Board of Directors may direct and shall have such other powers and perform such other duties and functions as may from time to time be assigned by the Board of Directors.

                (c) Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties and functions as may from time to time be assigned by the Board of Directors.

                (d) Senior Vice Presidents. Each Senior Vice President shall have such powers and perform such duties and functions as may from time to time be assigned by the Board of Directors. One Senior Vice President shall be designated by the Board of Directors to, in the event of the President's absence or disability, perform all the duties and exercise the powers of the President.

                (e) Vice Presidents. Each Vice President shall have such powers and perform such duties and functions as may from time to time be assigned by the Board of Directors.

                (f) Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders of the Corporation and shall keep the minutes thereof in appropriate books. The Secretary shall give or cause to be given notice of all meetings of stockholders, and special meetings of the Board of Directors to the extent otherwise provided in the Bylaws, and shall perform such other duties as may be incidental to the office of Secretary or as may from time to time be assigned by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors. The Secretary shall have custody of the books and records of the Corporation, except such books and records as may be in the custody of the Treasurer or another person authorized by the Board of Directors to have such custody.

                (g) Treasurer. The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall be responsible for the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Corporation, for the deposit of all moneys and other valuable effects in the name and to the credit of the corporation, and for the disbursement of the funds of the Corporation subject to the order of the Board of Directors. The Treasurer shall render to the Chairman of the Board and the Board of Directors whenever they may so require an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, if required by the Board of Directors, give the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his or her duties.

                (h) Assistant Secretaries. The Board of Directors may appoint one or more Assistant Secretaries who shall perform the duties and exercise the powers of the Secretary in the Secretary's absence or disability and have such other powers and perform such other duties and functions of the Secretary as may from time to time be assigned by the Board of Directors.

                (i) Assistant Treasurers. The Board of Directors may appoint one or more Assistant Treasurers who shall perform the duties and exercise the powers of the Treasurer in the Treasurer's absence or disability and have such other powers and perform such other duties and functions of the Treasurer as may from time to time be assigned by the Board of Directors.

                (j)  Subordinate   Officers.   The  Corporation  may  have  such
subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board or an officer designated pursuant to this Section 6 may prescribe.

                (k) Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Chairman of the Board or the Board of Directors may confer for the time-being the powers or duties, or any of them, of such officer upon any other officer. In the absence of an officer, that officer's duties shall be performed and his or her authority may be exercised by the next most senior officer, with seniority expressed by the order of appearance in this Section 6.2, and, within a category, by seniority in a particular position, with the right reserved to the Board of Directors to make such designation or supersede any designation so made.

            6.3 Election. The Board of Directors at its first meeting after each annual meeting of stockholders, or special meeting in place of an annual meeting, shall choose a Chairman, a President, a Secretary and a Treasurer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

            6.4 Tenure. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor is elected and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent of the Corporation shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

            6.5 Resignation  and Removal.  Any officer may resign at any time by delivering his resignation in writing to the Chairman of the Board or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

            6.6 Vacancies. If the office of the Chairman, the President, the Treasurer or the Secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of his predecessor, and in the case of the Chairman, the President, the Treasurer and the Secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

            7. Capital Stock
               -------------

            7.1 Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the Articles of Incorporation and the Bylaws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the Chairman of the Board and (i) the President or a Vice-President or (ii) the Treasurer or an Assistant Treasurer or (iii) the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

            7.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            8. Transfer of Shares of Stock
               ---------------------------

            8.1 Transfer on Books. Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends, the right to receive notice and to vote or give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

            It shall be the duty of each stockholder to notify the Corporation of his post office address.

            9. General Provisions
               ------------------

            9.1 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed,

                (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

                (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

            9.2 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

            9.3 Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

            9.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

            9.5 Fiscal Year. The fiscal year of the Corporation shall end on the 31st of January unless otherwise determined by the Board of Directors.

            9.6 Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the Board of Directors.

            10. Indemnification
                ---------------

            10.1 It being  the  intent of the  Corporation  to  provide  maximum protection available under the law to its officers and directors, the Corporation shall indemnify its officers and directors to the full extent the Corporation is permitted or required to do so by the Nevada Revised Statutes as the same exists or hereafter may be amended. Such indemnification shall include payment by the Corporation, in advance of the final disposition of a civil or criminal action, suit or proceedings, of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such payment if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The Corporation may accept any such undertaking without reference to the financial ability of the person to make such repayment. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors, and administrators.

            11. Amendments
                ----------

            11.1 These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors when such power is conferred upon the Board of Directors by the Articles of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.